UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2011

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Hermon Building

Yokneam, Israel 20692

(Address of Principal Executive Offices)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Real Estate Lease

On March 1, 2011, 2011, Mellanox Technologies, Ltd. (the “Company”) entered into a lease agreement (the “Lease Agreement”) with Shaar Yokneam Limited Registered Partnership (the “Landlord”) for the lease of approximately 16,000 square meters of office space located in the Shaar Yokneam Industrial Zone in Yokneam, Israel pursuant to the Lease Agreement.  The Company plans to use the office space for its Israeli corporate headquarters.  The lease will replace the Company’s existing lease for its current headquarters in Yokneam, Israel.

The term of the lease will begin on March 1, 2011 (the “Commencement Date”).  The lease term will expire approximately 127 months after the Commencement Date, subject to the Company’s right to terminate the Lease Agreement on the date sixty-seven months following the Commencement Date, provided that the Company has issued advance notice to the Landlord and provided it has paid the Landlord an early termination fee of $750,000.  The Company does not have an option to extend the lease term.

The base annual rental rate to be paid by the Company during the first twelve months of the term of the Lease Agreement is expected to be approximately 6.1 million New Israeli Shekels (“NIS”), which is approximately $1.7 million based on the NIS to U.S. dollar exchange rate in effect on February 21, 2011 (the “Exchange Rate”).  Under the terms of the Lease Agreement, the Company is not obligated to occupy all of the leased space during the first twenty-four months of the Lease Agreement.  However, on or before September, 2013, the Company is obligated to pay rent on the entire 16,000 square meters leased under the Lease Agreement.  At such time, the total base annual rental rate will increase to up to approximately 8.5 million NIS, or approximately $2.4 million based on the Exchange Rate.

In accordance with the terms of the Lease Agreement and during each quarter of the term thereof, the base rental rate to be paid by the Company for all space leased by the Company from the Landlord under the terms of the Lease Agreement will be subject to adjustment based on changes in the local consumer price index.

Upon an event of default, the Lease Agreement provides that the Landlord may terminate the lease and require the Company to pay the entire amount of rent that would have been payable during the remainder of the lease term.  The Lease Agreement also contains other customary default provisions, representations, warranties, and covenants.

The foregoing is a summary of certain material provisions of the Lease Agreement and is qualified in its entirety by reference to the full text of the Lease Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 2, 2011	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Michael Gray
	Name:	Michael Gray
	Title:	Chief Financial Officer